Exhibit 10.6


                              CONSULTING AGREEMENT


                  This Agreement, entered into as of _____________________, 1996, acknowledges and confirms the terms of our corporate finance agreement (the "Agreement") as follows:


                  1. The Translation Group, Ltd., with its executive offices located at 7703 Maple Avenue, Pennsauken, New Jersey 08109 (the "Company"), hereby engages Werbel-Roth Securities, Inc. (the "Consultant") and Consultant hereby agrees to render services to the Company as its corporate finance consultant, financial advisor and investment banker.

                  2.       During the term of this Agreement.

                           (a)    Consultant   shall  provide   advice  to,  and
consult with, the Company concerning financial planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company, private and public equity and debt financing, acquisitions, mergers and other similar business combinations and shall review and advise the Company regarding its overall progress, needs and financial condition. Said advice and consultation shall be provided by Consultant to the Company in such form, manner and place as the Company reasonably requests except that Consultant shall provide such services from its principle place of business during such hours as may be determined by Consultant.

                           (b)    The services of Consultant  are  non-exclusive
and subject to paragraph 5 hereof, Consultant may render services of the same or similar nature, as herein described, to an entity whose business is in competition with the Company, directly or indirectly.

                  3. The Company shall pay to Consultant for its consulting services hereunder the annual sum of Fifteen Thousand Three Hundred Twenty Six Dollars and Sixty-Seven Cents ($15,326.67) for the Term (as defined herein), which aggregate amount of Forty Five Thousand Nine Hundred Eighty Dollars ($45,980) shall be paid at closing of the Company's initial public offering ("Closing") pursuant to the Company's registration statement filed with the Securities and Exchange Commission on Form SB-2, File No. 333-8857. The Company will also reimburse Consultant, promptly upon receipt of invoices therefore, for out-of-pocket expenses incurred in connection with its services hereunder. All expenses in excess of $25.00 shall be approved in advance by the Company.

                  4. The term of this Agreement shall be for three years commencing on the Closing (the "Term").






                  5. Consultant will not disclose to any other person, firm, or corporation, nor use for its own benefit, during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Consultant in the course of performing services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications).

                  6. The Company agrees to indemnify and hold Consultant, its affiliates, control person, officers, employees and agents (collectively, the "Indemnified Persons") harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees) joint and several arising out of the performance of this Agreement, whether or not Consultant is a party to such dispute. This indemnity shall not apply, however, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and/or willful misconduct in the performance of its services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provision of this Agreement shall apply and the Company shall perform its obligations hereunder to reimburse Consultant for its expenses).

                  The provisions of this paragraph (6) shall survive the termination and expiration of this Agreement.

                  7. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings, and agreements between the parties. This Agreement cannot be modified or changed, not can any of its provisions be waived, except by written agreement signed by all parties.

                  8. This Agreement shall be governed by the laws of the State of Florida any dispute arising out of this Agreement shall be adjudicated in the courts of the State of Florida or in the federal court for the Southern District of Florida, and the Company hereby agrees that service of process upon it by registered mail at the address shown in this Agreement shall be deemed adequate and lawful.

                  9. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



                                        2




                  IN WITNESS WHEREOF, the parties have executed this Agreement as of _______________, 1996.

                                       WERBEL-ROTH SECURITIES, INC.



                                       By:________________________________
                                          Name:    Howard Roth
                                          Title:   President

ACCEPTED AND AGREED to this
_____ day of ___________, 1996

THE TRANSLATION GROUP, INC.



By:________________________________
   Name:     Charles D. Cascio
   Title:    President




                                        3